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                                                                     Exhibit 5.1


                [Eckert Seamans Cherin & Mellott, LLC Letterhead]

                               December 10, 1999

Citadel Communications Corporation
Citadel Broadcasting Company
City Center West
7201 W. Lake Mead Blvd.
Suite 400
Las Vegas, Nevada 89128

Ladies and Gentlemen:

We are acting as counsel to Citadel Communications Corporation, a Nevada corporation (the "Company"), Citadel Broadcasting Company, a Nevada corporation ("CBC"), and Citadel Capital Trust I and Citadel Capital Trust II (each a "Trust" and collectively the "Trusts") in connection with the December 10, 1999 filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

We have reviewed the Registration Statement, including the prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus as supplemented by one or more Prospectus Supplements will provide for the sale from time to time of up to $1,000,000,000 aggregate amount of (A)(i) unsecured senior debt securities, unsecured subordinated debt securities and unsecured junior subordinated debt securities of the Company (collectively, the "Company Debt Securities"), (ii) unsecured junior subordinated debt securities of CBC (the "CBC Debt Securities" and collectively with the Company Debt Securities, the "Debt Securities"), (iii) guarantees by the Company of the CBC Debt Securities (the "Debt Guarantees"), (iv) preferred stock of the Company (the "Preferred Stock"), (v) common stock, par value $0.001 per share, of the Company (the "Common Stock"), (vi) preferred securities of the Trusts (the "Preferred Securities"), (vii) guarantees by the Company of the Preferred Securities (the "Preferred Guarantees"), (viii) warrants of the Company to purchase Debt Securities, Preferred Stock or Common Stock (the "Warrants"), (ix) stock purchase contracts to purchase Common Stock or Preferred Stock (the "Purchase Contracts"), and (x) stock purchase units, each representing ownership of a Purchase Contract and Debt Securities, Preferred Securities or debt obligations of the United States of America or agencies or instrumentalities thereof, securing the holder's obligation to purchase Common Stock or Preferred Stock under the Purchase Contracts (the "Stock Purchase Units") and (B) shares of Common Stock by certain stockholders of the Company identified in the Prospectus (the "Selling Stockholders"). The Registration Statement provides that Debt Securities may be convertible into shares of Common Stock or shares of Preferred Stock, and that shares of Preferred Stock may be convertible into shares of Common Stock. All securities that may be sold by the Company, CBC and the Trusts will be newly issued.


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 The Debt Securities and the Debt Guarantees will be issued pursuant to one or more indentures in a form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, an "Indenture"), between the Company or CBC, as applicable, as obligor, and a trustee chosen by the Company or CBC, as applicable, and qualified to act as such under the Trust Indenture Act of 1939, as amended (each, a "Trustee"). The Warrants will be issued under one or more warrant agreements in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, a "Warrant Agreement"), by and between the Company and a financial institution identified therein as warrant agent. The Purchase Contracts will be issued under one or more Purchase Contract Agreements in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, a "Purchase Contract Agreement"), by and between the Company and a purchase contract agent. The Preferred Securities are to be issued from time to time by each Trust pursuant to an Amended and Restated Declaration of Trust (the "Amended Declaration") to be filed with the Secretary of State of the State of Delaware by the Trustee of the relevant Trust. The Preferred Guarantees will be issued under one or more guarantee agreements in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, a "Guarantee Agreement"), by and between the Company and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended.

We have examined originals or copies certified or otherwise identified to our satisfaction of such records of the Company, agreements and other instruments, certificates of public officials and of officers of the Company and such other documents as we have deemed necessary for the basis for the opinions hereinafter expressed. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company. As to matters involving the application of laws of the State of Nevada, we have relied upon the opinion to the Company and us dated December 10, 1999 of Lionel Sawyer & Collins.

Based upon the foregoing, we are of the opinion that:

1. Assuming that the Indentures, any Debt Securities and any supplemental indentures to be entered into in connection with the issuance of such Debt Securities have been duly authorized, when (i) the applicable Indenture in respect of the Debt Securities has been duly executed and delivered, (ii) the terms of the Debt Securities have been duly established in accordance with the applicable Indenture and any applicable supplemental indenture relating to such Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or CBC, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or CBC, as applicable, and (iii) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and any applicable supplemental indenture relating to such Debt Securities and duly issued and delivered by the Company or CBC, as applicable, in the manner contemplated in the Registration Statement, the Prospectus and any Prospectus Supplement(s) relating thereto, the Debt Securities (including any Debt Securities duly issued (a) upon exchange or conversion of


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         any shares of Preferred Stock that are exchangeable or convertible into
         Debt Securities, (b) upon the exercise of any Warrants exercisable for Debt Securities or (c) as part of Stock Purchase Units) will constitute valid and binding obligations of the Company or CBC, as applicable, enforceable in accordance with their terms, except that (1) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditor's rights generally, and (2) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

2. Assuming that the Indentures, any Debt Guarantees and related Debt Securities and any supplemental indentures to be entered into in connection with the issuance of such Debt Guarantees and related Debt Securities have been duly authorized, when (i) the applicable Indenture in respect of the Debt Guarantees and related Debt Securities has been duly executed and delivered, (ii) the terms of the Debt Guarantees and related Debt Securities have been duly established in accordance with the applicable Indenture and any applicable supplemental indenture relating to such Debt Guarantees and related Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or CBC, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or CBC, as applicable, (iii) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and any applicable supplemental indenture relating to such Debt Securities, and (iv) the Debt Guarantee and related Debt Securities have been duly issued and delivered by the Company or CBC, as applicable, in the manner contemplated in the Registration Statement, the Prospectus and any Prospectus Supplement(s) relating thereto, the Debt Guarantees will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except that (1) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditor's rights generally, and (2) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

3. Assuming that a Guarantee Agreement relating to the Preferred Guarantees and such Preferred Guarantees has been duly authorized, when
         (i) the applicable Guarantee Agreement has been duly executed and delivered so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (ii) the Preferred Securities have been duly issued and delivered by the applicable Trusts in the manner contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement(s) relating thereto, the Preferred Guarantees will constitute binding obligations of the Company, enforceable in accordance with their terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or


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         affecting the enforcement of creditors' rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

4. Assuming that a Warrant Agreement relating to the Warrants and such Warrants, have been duly authorized, when (i) the Warrant Agreement has been duly executed and delivered, (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement, the Prospectus and any Prospectus Supplement(s) relating thereto, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar law now or hereinafter in effect relating to or affecting creditors' rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

5. Assuming that a Purchase Contract Agreement relating to the Purchase Contracts and such Purchase Contracts have been duly authorized, when
         (i) the Purchase Contract Agreement has been duly executed and delivered, (ii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement, the Prospectus and any Prospectus Supplement(s) relating thereto, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

6. Assuming that the Stock Purchase Units, a Purchase Contract Agreement relating to the Purchase Contracts comprising a part of the Stock Purchase Units and such Purchase Contracts have been duly authorized, when (i) the Purchase Contract Agreement has been duly executed and delivered, (ii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement



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         so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, (iii) the terms of the collateral arrangements relating to such Stock Purchase Units have been duly established and the agreement(s) relating thereto have been duly executed and delivered, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and the collateral has been deposited with the collateral agent in accordance with such arrangements, and (iv) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement, the Prospectus and any Prospectus Supplement(s) relating thereto, such Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

7. The Company has the authority pursuant to its Amended and Restated Certificate of Incorporation, (the "Certificate") to issue up to 20,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Company's Certificate and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement(s) relating thereto and by such resolution, such shares of such series of Preferred Stock (including any shares of Preferred Stock issued (i) upon exercise of any Warrants for Preferred Stock, (ii) upon conversion of any Debt Securities that are convertible or exchangeable into Preferred Stock or
         (iii) pursuant to Stock Purchase Contracts) will be validly issued, fully paid and non-assessable.

8. The Company has the authority pursuant to its Certificate to issue up to 200,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement(s) relating thereto and by such resolution, such shares of Common Stock (including any shares of Common Stock issued (i) upon exercise of any Warrants for Common Stock, (ii) upon conversion of any Debt Securities that are convertible or exchangeable for Common Stock, (iii) pursuant to Stock Purchase Contracts, or (iv) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and non-assessable.



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9.       Assuming due adoption by the Company's Board of Directors of a resolution in form and content as required by applicable law authorizing issuance of Common Stock to the Selling Stockholders, then upon issuance and delivery of such Common Stock and receipt by the Company of the consideration called for in such resolution, such Common Stock held by the Selling Stockholders, and when such shares are sold as contemplated by the applicable underwriting or other agreement, will be, validly issued, fully paid and non-assessable.

We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws, and we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any security, (i) the Board of Directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded, (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Validity of the Securities" in the prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ ECKERT SEAMANS CHERIN & MELLOTT, LLC

Eckert Seamans Cherin & Mellott, LLC

BDR/VMK/rmd/blk


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